Exhibit 3.2
BYLAWS
OF
LANCE, INC.
(As Amended Through December 6, 2010)
ARTICLE I — OFFICES
     Section 1.1 Principal Office. The principal office of the Corporation shall be located at 13024 Ballantyne Corporate Place, Charlotte, Mecklenburg County, North Carolina.
     Section 1.2 Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina shall be identical with the principal office.
     Section 1.3 Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.
ARTICLE II — MEETINGS OF SHAREHOLDERS
     Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated by the Board of Directors.
     Section 2.2 Annual Meetings. The annual meeting of the shareholders shall be held each year at such date and time as shall be designated by the Board of Directors of the Corporation for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.
No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 2.5, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.2. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal office of the Corporation not less than 75 days nor more than 105 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be so delivered not earlier than the 105th day prior to such advanced or delayed annual meeting date and not later than the 75th day prior to such advanced or delayed annual meeting date, provided, that the Corporation shall have informed the shareholders of the Corporation of any such change in the date of the annual meeting of shareholders in a Form 10-Q or Form 8-K filed by the Corporation with the Securities and Exchange Commission. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of each shareholder proposing such business, (iii) the classes and number of shares of stock of the Corporation that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business other than the shareholder’s interest as a shareholder of the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2.2. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these Bylaws, the chairman shall so declare to the meeting, and to the extent permitted by law, any such business not properly before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2 regarding advance notice of shareholder proposals and of Section 3.3 regarding advance notice of nominations of directors, a shareholder shall also comply with all applicable requirements of North Carolina law and of the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2 and in Section 3.3. Nothing in this Section 2.2 or in Section 3.3 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     Section 2.3 Substitute Annual Meetings. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.
     Section 2.4 Special Meetings. Special meetings of the shareholders may be called at any time by the President or by the Board of Directors of the Corporation.
     Section 2.5 Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than 10 nor more than 60 days before the date thereof, either personally or by mail, at the direction of the President, the Board of Directors, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.
In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes thereof or the business to be transacted thereat unless such statement is expressly required by the provisions of these Bylaws or by applicable law.
If a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the date, time and place for the adjourned meeting is not announced prior to adjournment, then notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.
A shareholder’s attendance at a meeting constitutes a waiver by such shareholder of (a) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter before it is voted upon.
     Section 2.6 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than 70 days immediately preceding the date of the meeting or the date on which the particular action, requiring such determination of shareholders, is to be taken.
If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date on which notice of the meeting is first mailed to shareholders shall be the record date for such determination of shareholders.
A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     Section 2.7 Shareholders’ List. Not later than two business days after the date notice of a meeting of shareholders is first given, the Secretary or other officer or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each shareholder, which list shall be kept on file at the principal office of the Corporation (or such other place in the city where the meeting is to be held as may be identified in the notice of the meeting) for the period commencing two business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her agent or attorney, during the whole time of the meeting and any adjournment thereof.
     Section 2.8 Quorum. The holders of shares entitled to a majority of votes entitled to be cast (as described in Section 2.10), present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders for purposes of acting on any matter for which action by the shareholders is required. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.
Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

     Section 2.9 Organization. Each meeting of shareholders shall be presided over by the Chairman of the Board, or, in the absence or at the request of the Chairman of the Board, by such other person as the Chairman of the Board or the Board of Directors may designate, or in their absence and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.
     Section 2.10 Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each outstanding share having the right to vote on a matter or matters submitted to a vote at a meeting of shareholders shall be entitled to one vote on each such matter. A shareholder may vote in person or by proxy.
Except in the election of directors (as provided in Section 3.4), if a quorum exists, action on a matter by the shareholders entitled to vote on the matter is approved by such shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation or a Bylaw adopted by the shareholders.
Voting on all matters including the election of directors shall be by tabulation of proxies and, as to any shareholder voting in person, by voice or by show of hands, unless, as to any matter, the holders of shares entitled to at least 25% of the votes of shares represented at the meeting and entitled to vote on that matter shall demand, prior to the voting on such matter, a ballot vote on such matter.
     Section 2.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, whether before or after the action so taken, and delivered to the Corporation to be included in the corporate minute book or filed with the corporate records. Such consent has the same effect as a meeting vote and may be described as such in any document.
     Section 2.12 Voting Inspectors. The Board of Directors in advance of any meeting of shareholders may appoint one or three voting inspectors to act at any such meeting or adjournment thereof, and in the absence of such appointment, the officer or person acting as chairman of the meeting may, and shall if so requested by any shareholder or proxy holder, make such appointment. Any vacancy, whether from refusal to act or otherwise, may be filled by appointment of the chairman of the meeting. If there are three inspectors, the decision or certificate of any two shall be effective as the act of all.
The voting inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors shall make a report in writing of any challenge, question or matter determined by them and make and execute a certificate of any fact found by them.
The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them, unless overruled by a vote of a majority of the shares represented at the meeting exclusive of the shares as to which there is a controversy.
ARTICLE III — DIRECTORS
     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committee or other committees of the Board as the Board may establish pursuant to these Bylaws.
     Section 3.2 Number, Term and Qualifications. The number of directors of the Corporation shall not be less than 12 nor more than 16, the exact number of authorized directors (in this Section sometimes referred to as the entire Board) to be determined from time to time by resolution adopted by a majority of the entire Board, and such exact number shall be 16 until otherwise determined by resolution adopted by a majority of the entire Board. In the event that the number of authorized directors is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by the shareholders. Any such vacancy or vacancies not filled by the shareholders may be filled by a vote of a majority of the directors then in office. A decrease in the number of authorized directors shall not of itself remove any director prior to the expiration of his term of office. The directors shall be divided into three classes, each class to be as nearly equal in number as possible, to serve for terms of three years and until their successors shall be elected and shall qualify. In the event of any increase in the authorized number of directors, the additional directors shall be so classified that all classes of directors shall be increased equally, as nearly as possible, and, in the event of any decrease in the authorized number of directors, all classes of directors shall be decreased equally, as nearly as possible. In the event of the death, resignation, retirement, removal or disqualification of a director during the director’s elected term of office, the successor shall be elected to serve only until the next meeting of shareholders at which directors are elected. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.
     Section 3.3 Nomination and Election of Directors. Except as provided in Section 3.6, directors shall be elected at the annual meeting of shareholders.
Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by or at the direction of the Board of Directors or a Nominating Committee appointed by the Board of Directors.
Nomination for election of any person to the Board of Directors may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at the principal office of the Corporation not less than 75 days nor more than 105 days prior to the first anniversary of the preceding year’s annual meeting; provided, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be so delivered not earlier than the 105th day prior to such advanced or delayed annual meeting date and not later than the close of business on the 75th day prior to such advanced or delayed annual meeting date and provided, further, that the Corporation shall have informed the shareholders of the Corporation of any such change in the date of the annual meeting of shareholders in a Form 10-Q or Form 8-K filed by the Corporation with the Securities and Exchange Commission. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
     Section 3.4 Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Except as provided in the Articles of Incorporation or required by applicable law, shareholders have no right to cumulate their votes for directors.
     Section 3.5 Removal. Directors may be removed from office with or without cause by a vote of shareholders holding at least seventy-five percent (75%) of the shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election, provided the right to cumulative voting exists under Section 4 above (Section 3.4). If any directors are so removed, new directors may be elected at the same meeting.
     Section 3.6 Vacancies. A vacancy occurring in the Board of Directors, including positions not filled by the shareholders or those resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.
     Section 3.7 Officers of Meetings. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman of the Board shall serve for a term of one year or until his successor is elected. The Chairman of the Board may be removed by the vote of a majority of the number of directors then in office. There may be a Lead Independent Director elected by the independent directors from their number at any meeting of the Board. The Lead Independent Director shall serve for a term of one year or until his successor is elected. The Lead Independent Director may be removed by a vote of the majority of the independent directors then in office. The Chairman of the Board shall preside at all meetings of the Board of Directors and perform such other duties as may be prescribed by the Board. If the Chairman of the Board is not present, then the Lead Independent Director, if present, shall preside at meetings of the Board of Directors. If the Lead Independent Director is not present, the Chief Executive Officer, if present, shall preside at meetings of the Board of Directors. In the Chief Executive Officer’s absence, another member designated by the Board of Directors who may be present shall preside. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall keep a record of the proceedings of all directors’ meetings.
     Section 3.8 Committees. The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate and appoint from among its members one or more Committees, each consisting of two or more directors, who shall serve as members of such Committee at the pleasure of the Board of Directors. Each such Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that no such Committee shall have authority to: (a) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (b) approve or propose to shareholders action that the North Carolina Business Corporation Act (the Act) requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any Committee; (d) amend the Articles of Incorporation pursuant to G.S. 55-10-02 of the Act; (e) adopt, amend or repeal bylaws; or (f) approve a plan of merger not requiring shareholder approval. Nothing herein shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.
     Section 3.9 Directors Emeritus. The Board of Directors may elect one or more Directors Emeritus by a majority vote of the entire Board. The position of Director Emeritus shall be an honorary position limited to persons who have previously served as members of the Board of Directors. Each Director Emeritus shall serve for a term extending until the next Annual Meeting of Directors and may be re-elected for as many successive terms as the Board of Directors determines. A Director Emeritus shall not be considered a member of the Board of Directors for any purpose, shall not be considered in determining the presence of a quorum and shall not be entitled to vote.
ARTICLE IV — MEETINGS OF DIRECTORS
     Section 4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.
     Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any five directors of the Corporation. Such meetings may be held either within or without the State of North Carolina.
     Section 4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall give notice of the meeting to the directors by any usual means of communication. If such notice is given to a director in writing by mail, it shall be mailed, correctly addressed to such director with postage prepaid, no later than six days prior to the date of the meeting. If such notice is given to a director in writing otherwise than by mail, it shall be given so that it is received by such director no later than two days prior to the meeting. If such notice is given orally to a director, it shall be communicated orally to such director no later than two days prior to the meeting. Delivery or completion of transmission of written notice to the address of a director shall be deemed receipt by such director, and any such written notice given to a director by mail that is not timely mailed shall nevertheless be valid and effective if so received by such director no later than two days prior to the date of the meeting.
A director’s attendance at or participation in a meeting shall constitute a waiver by such director of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Section 4.4 Quorum. A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
     Section 4.5 Manner of Acting. Except as otherwise provided in these Bylaws or required by applicable law, the affirmative vote of a majority of the directors present at a meeting of the Board of Directors shall be the act of the Board of Directors, if a quorum is present when the vote is taken.
     Section 4.6 Organization. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board (if there shall be a person holding such office), or, in the absence or at the request of the Chairman of the Board, by the Lead Independent Director, or in their absence or at their request, by the Chief Executive Officer, and in their absence or at their request, by any person selected to preside by vote of a majority of the directors present. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.
     Section 4.7 Action Without Meeting. Action required or permitted to be taken by the Board of Directors or a Committee at a meeting may be taken without a meeting if one or more written consents describing the action taken are signed by each of the directors or members of the Committee, as the case may be, whether before or after the action so taken, and filed with corporate records or the minutes of the proceedings of the Board or Committee. Action so taken is effective when the last director or Committee member signs such consent, unless the consent specifies a different effective date. Such consent has the effect of a meeting vote and may be described as such in any document.
     Section 4.8 Conference Telephone Meetings. Any one or more directors or members of a Committee may participate in a meeting of the Board of Directors or a Committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.
ARTICLE V — OFFICERS
     Section 5.1 General. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer, and may also include a Chief Operating Officer, and such Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be appointed by the Board of Directors or otherwise provided in these Bylaws. Any two or more offices may be simultaneously held by the same person, but no person may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer’s duties as the Board of Directors may prescribe.
     Section 5.2 Appointment and Term. The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than appointment of the Chief Executive Officer, the Chairman of the Board, the President or the Chief Operating Officer. Each officer shall serve as such at the pleasure of the Board of Directors.
     Section 5.3 Removal. Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the contract rights, if any, of the person so removed.
     Section 5.4 Compensation. The compensation of all officers of the Corporation shall be fixed by, or in the manner prescribed by, the Board of Directors.
     Section 5.5 Chief Executive Officer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws.
     Section 5.6 Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer.
     Section 5.7 President. The President shall be the Chief Operating Officer and shall have all of the duties and authority of that office. The President shall also have such other duties and authority as may be prescribed from time to time by the Board of Directors.

     Section 5.8 Vice President. The Vice President, and if there be more than one, the Executive Vice President or other Vice President designated by the Board of Directors, shall, in the absence or disability of the President, have the authority and perform the duties of said office (including the duties and authority of the Chief Operating Officer, if the President serves as such). In addition, each Vice President shall perform such other duties and have such other powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.
     Section 5.9 Secretary. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and Committees; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.
     Section 5.10 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation’s accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.
     Section 5.11 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.
     Section 5.12 Bonds. The Board of Directors may by resolution require any and all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI — CONTRACTS, LOANS AND DEPOSITS
     Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 6.3 Checks and Drafts. All checks, drafts and other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.
ARTICLE VII — SHARES OF STOCK AND THEIR TRANSFER
     Section 7.1 Certificates for Shares; Uncertificated Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the North Carolina Business Corporation Act. Any certificates representing shares shall be consecutively numbered or otherwise identified, and shall be in such form as the Board of Directors shall determine. Each certificate shall be signed by the President, Executive Vice President or Vice President and by the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, either manually or in facsimile, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be in facsimile or may be engraved or printed if the certificate is countersigned by a transfer agent other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
     Section 7.2 Transfer of Shares. Transfer of shares represented by certificates shall be made on the stock transfer books of the Corporation only upon the surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his or her duly authorized agent, transferee or legal representative, or as otherwise provided by applicable law. All certificates surrendered for transfer shall be canceled before new certificates or uncertificated shares for the transferred shares shall be issued.
     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the shareholder entitled thereto and the transaction shall be recorded upon the stock transfer books of the Corporation.

     Section 7.3 Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate or uncertificated shares in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate or uncertificated shares, the Board may require the claimant to give the Corporation a bond in such sum and with such sureties as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate or uncertificated shares without requiring such a bond with respect to a certificate claimed to have been lost or destroyed. Any such authorization by the Board of Directors may be general or confined to specific instances. Nothing herein shall require the Board of Directors to authorize the issuance of any such replacement certificate or uncertificated shares under any circumstances in which the Corporation is not required to issue such certificate or uncertificated shares, this provision being permissive and not mandatory.
ARTICLE VIII — RECORDS AND REPORTS
     Section 8.1 General. The Corporation shall keep all records and submit and file all reports and filings as are required by applicable law. Unless the Board of Directors otherwise directs, the Treasurer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept, all other records and for submitting or filing, or causing to be submitted or filed, all other reports and filings.
The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by Committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
     Section 8.2 Records at Principal Office. The Corporation shall keep a copy of the following records at the Corporation’s principal office: (a) its Articles or restated Articles of Incorporation and all amendments to them currently in effect; (b) its Bylaws or restated Bylaws and all amendments to them currently in effect; (c) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years; (e) all written communications to shareholders generally within the past three years and the financial statements required by law to be made available to the shareholders for the past three years; (f) a list of the names and business addresses of its current directors and officers; and (g)

its most recent annual report delivered to the North Carolina Secretary of State pursuant to the North Carolina Business Corporation Act.
     Section 8.3 Financial Statements. The Corporation shall make available to its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.
If the annual financial statements are reported upon by a public accountant, such accountant’s report shall accompany them. If not, the statements shall be accompanied by a statement of the President or the Treasurer or other person responsible for the Corporation’s accounting records: (a) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.
The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year; provided that the failure of the Corporation to comply with this requirement shall not constitute the basis for any claim of damages by any shareholder unless such failure was in bad faith. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.
     Section 8.4 Annual Report. The Corporation shall prepare and deliver to the North Carolina Secretary of State for filing each year the annual report required by the North Carolina Business Corporation Act. Such annual report shall be filed each year within 60 days after the end of the month of December, or at such other time as is then required by applicable law. The Corporation may, and when required by law shall, file all necessary or appropriate corrections and amendments to such annual report, and shall promptly file an amendment to its annual report to reflect any change in the location of the principal office of the Corporation.
ARTICLE IX — GENERAL PROVISIONS
     Section 9.1 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation. The Board of Directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board of Directors, the date the Board of Directors authorizes such dividend shall be the record date.
     Section 9.2 Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation, “LANCE, INC.” at the top and “NORTH CAROLINA” at the bottom, and in the center of which is inscribed “SEAL” at the top and “1926”

at the bottom. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the Corporation authorized to execute or attest a document on behalf of the Corporation may affix or reproduce on such document, as and for the corporate seal of the Corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the Corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.
     Section 9.3 Notice and Waiver of Notice. Except as otherwise provided in the Articles of Incorporation or these Bylaws, any notice permitted or required to be given pursuant to these Bylaws may be given in any manner permitted by applicable law and with the effect therein provided. Without limiting the generality of the forgoing, written notice by the Corporation to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.
Whenever any notice is required to be given to any shareholder or director under applicable law or under the provisions of the Articles of Incorporation or Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice and included in the minutes or filed with the corporate records, whether done before or after the time stated in the notice, shall be equivalent to the giving of such notice.
     Section 9.4 Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday nearest to December 31.
     Section 9.5 Indemnification. Any person who at any time serves or has served as a director of the Corporation shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) litigation expenses, including reasonable attorneys fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Corporation, arising out of his status as such director, or his status as an officer, employee or agent of the Corporation, or his service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or his activities in any of the foregoing capacities, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding.
The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the Corporation.
Expenses incurred by a director in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to pay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses.
Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein, and any modification or repeal of these provisions for indemnification shall be prospective only and shall not affect any rights or obligations existing at the time of such modification or repeal. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Bylaw and shall not be limited by the provisions for indemnification in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act or any successor statutory provisions.
Any person who is entitled to indemnification by the Corporation hereunder shall also be entitled to reimbursement of reasonable costs, expenses and attorneys fees incurred in obtaining such indemnification.
     Section 9.6 North Carolina Shareholder Protection Act. The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, entitled “The North Carolina Shareholder Protection Act,” shall not apply to the Corporation.
     Section 9.7 North Carolina Control Share Acquisition Act. The provisions of Article 9A of Chapter 55 of the General Statutes of North Carolina entitled “The North Carolina Control Share Acquisition Act,” shall not apply to the Corporation.
     Section 9.8 Construction. All references in these Bylaws to “shareholder” or “shareholders” refer to the person or persons in whose names shares are registered in the records of the Corporation, except to the extent that a beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a “shareholder” in accordance with a procedure therefor that the Corporation may, but need not, establish pursuant to applicable law. All personal pronouns used in these Bylaws shall include persons of any gender. All terms used herein and not specifically defined herein but defined in the North Carolina Business Corporation Act shall have the same meanings herein as given under the North Carolina Business Corporation Act, unless the context otherwise requires.
     Section 9.9 Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.
Sections 2 and 5 of Article III (Sections 3.2 and 3.5) of these Bylaws have been adopted by the shareholders of this Corporation and may not be amended, repealed or annulled except by a vote of the shareholders holding at least seventy-five percent (75%) of the shares of the Corporation entitled to vote.
Last Amended:      December 6, 2010